EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-165770) pertaining to the 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan of MaxLinear, Inc. of our report dated February 8, 2011, with respect to the consolidated financial statements and schedule of MaxLinear, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young, LLP

San Diego, California

February 8, 2011